Exhibit No. 24(b)


               Certified Copy of Resolutions from the Minutes of
                 a Regular Meeting of the Board of Directors of
               Duke Energy Corporation Held on February 18, 1998

        FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.


                                ***************


        I, Robert T. Lucas III, Assistant Secretary of Duke Energy Corporation, do hereby certify that the above is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of Duke Energy Corporation held on February 18, 1998, at which meetings a quorum was present, as taken from and compared with the original Minutes of said meeting.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation this 27th day of March, 1998.


                                            Robert T. Lucas III
                                            -------------------
                                            Robert T. Lucas III
                                            Assistant Secretary


[SEAL]